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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF ALSTON & BIRD LLP APPEARS HERE]

                                 July 23, 1999


IVI Checkmate Corp.
1003 Mansell Road
Roswell, Georgia  30076

     Re:  Registration Statement on Form S-4 (No. 333-              )
          -----------------------------------------------------------

Ladies and Gentlemen:

          We have acted as legal counsel to IVI Checkmate Corp., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 146,409 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for issuance and sale by the Company (the "Shares"). Following the effectiveness of the Registration Statement, the Company intends to issue the Shares in connection with the proposed merger transaction (the "Merger") in which National Transaction Network, Inc., a Delaware corporation ("NTN"), will become a wholly owned subsidiary of IVI Checkmate Inc., a Georgia corporation and wholly owned subsidiary of the Company, pursuant to an Agreement and Plan of Merger dated as of July 20, 1999 (the "Merger Agreement") by and among the Company, IVI Checkmate Inc., NTN and NTN Merger Corp., a Delaware corporation and wholly owned subsidiary of IVI Checkmate Inc. This opinion letter is rendered pursuant to Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

     We have examined the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, records of proceedings of the incorporator and the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and the Merger Agreement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

          As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties by the Company made in the Merger Agreement, certificates and statements of officers of the Company and certificates of public officials.

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IVI Checkmate Corp.
July 23, 1999
Page 2


Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

          This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

          Our opinion set forth below is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other laws.

          Based on the foregoing, it is our opinion that, assuming approval of the Merger by the stockholders of NTN and the stockholder of NTN Merger Corp., the Shares to be issued in the Merger upon conversion of and in exchange for the shares of NTN's Common Stock issued and outstanding immediately prior to the effective time of the Merger, when issued and delivered by the Company against payment of the consideration set forth in the Merger Agreement, will be validly issued, fully paid and nonassessable; and the Shares that will be issuable upon exercise of options that immediately prior to the effective time of the Merger represented options to purchase shares of NTN's Common Stock, when issued and delivered by the Company against payment of the consideration set forth in the respective option agreements, as adjusted or modified pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Opinions" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                            ALSTON & BIRD LLP



                         By:  /s/ M. Hill Jeffries
                              -----------------------------
                              M. Hill Jeffries, Partner